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Meta Materials Inc.

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Meta Materials Clarifies Potential Impacts of Reverse Stock Split Proposal

HALIFAX, NS / ACCESSWIRE / December 5, 2023 / Meta Materials Inc. (the “Company” or “META”) (Nasdaq: MMAT), an advanced materials and nanotechnology company, today provided some clarification of the potential impacts of Proposal 3: Approval of a Reverse Stock Split, to be voted on at the 2023 Annual Meeting of Stockholders, to be held on December 11, 2023, at 12:00 pm Eastern Time.

“We have received a lot of feedback from investors with respect to the reverse split proposal,” noted Jack Harding, META’s Chairman of the Board. “We have sought to address shareholder concerns and queries, hereby clarifying the necessity for the reverse stock split. We hope that you will join us in approving this proposal, which is intended to place the Company on a more sustainable path forward.”

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A reverse split may be necessary to maintain the Company’s Nasdaq listing.
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To maintain our Nasdaq listing, a reverse split is best achieved with shareholder approval, resulting in an increase in the number of authorized shares. The alternative not reliant on shareholder approval results in a decrease in the number of authorized shares.
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The Board believes that maintaining the current number of authorized shares of our common stock is necessary to facilitate technology production, manufacturing, and sales.
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The reverse split will affect all shareholders uniformly, including stockholders of the Company (all officers, directors, and employees).

The reasoning for the reverse split is outlined above; shareholder support is critical to the success of this proposal. The team at META encourages those shareholders who have not yet voted to do so as soon as possible. Those who have voted may change their vote. Shareholders requiring assistance with voting may contact D.F. King toll-free at (800) 864-1460. For more detailed information about all of the proposals to be considered at the Annual Meeting, investors are urged to review the full set of proxy materials at: https://www.astproxyportal.com/ast/24438/

NOTES FROM THE NEW CEO ON CURRENT BUSINESS OPERATIONS:

“My mandate as the new CEO is to identify opportunities for the company that extend beyond our technology to commercialization, turning the culture on its head from my tech-driven predecessors. Now, every focus has turned to sales and business wins, determined to achieve organic revenue growth. We are also considering other avenues to monetize our assets via partnerships, patent portfolio licensing and divisional spin-offs,” continued Mr. Sasson. “META continues to make progress with a more focused business strategy, concentrating our sales/marketing efforts around our core businesses lines, while streamlining expenses. This is not an overnight process, but we are working round the clock to make strides. We appreciate shareholders’ patience and support, as we gear the business toward profitability.”

A few of the initiatives that the Company is currently working on are as follows:

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In authentication, META has designed a new anticounterfeiting security feature for a confidential G10 central bank under a multi-year frame agreement with a maximum value of $41.5 million over a period of up to five years. New purchase orders totaling $8.3 million in August and September 2023 bring total orders under this agreement to $22.7 million to date. In November 2023, META received two awards from the International Hologram Manufacturers Association for QUANTUM™ stripe, its recently launched authentication product for banknotes, combining movement, 3D stereoscopic depth, and multi-color effects in an ultrathin form factor. Additional launches are planned for brand protection and ID.
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In battery materials, broadscale commercialization efforts continue under a $1.5 million agreement with a top-10 global battery manufacturer for NPORE battery separator materials. NPORE is a free standing, flexible separator which is made with a ceramic nanomaterial that provides best-in-class dimensional stability with less than 1% heat shrinkage up to 220° C, to help inhibit thermal runaway. NCORE polymer-metal composite current collectors eliminate more than 90% of the copper compared to solid metal foils, reducing weight, enhancing efficiency and safety. META is in advanced sales and licensing discussions with a number of other global battery OEMs and electric vehicle manufacturers.
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In wide area motion imagery, META showcased its VLEPSIS technology, expected to be the world’s first commercially available multi-gigapixel WAMI system, at the Dubai Air Show in November 2023. Offering 10x the resolution of competing platforms, the VLEPSIS system provides large area video coverage of tens to a hundred square kilometers, with sufficient resolution to discern vehicles and people-sized objects. Weighing less than 20 kilograms, the sensor system payload is small, light, and sufficiently low-powered to be deployed on helicopters, fixed wing aircraft, and Group 3 UAS platforms. With a strong response from the Dubai show, META will be taking pre-orders for the VLEPSIS WAMI sensor system, starting in 2024.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META®technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media and Investor Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the business strategies, product development, restructuring plans and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties and include statements regarding our pursuit of opportunities for company growth, our plans for product launches and our expectations regarding product pre-orders. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on November 13, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.